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                                                                    Exhibit 10.5


                          SHARE SUBSCRIPTION AGREEMENT


                  THIS SHARE SUBSCRIPTION AGREEMENT is made as of May 30, 1999 (the "Agreement"), by and among (i) GIVEN IMAGING LTD., an Israeli private company (the "Company"), on the first part, (ii) DISCOUNT INVESTMENT CORPORATION LTD., an Israeli public company ("DIC"), on the second part, (iii) PEC ISRAEL ECONOMIC CORPORATION, a Maine corporation ("PEC"), on the third part, and (iv) DIC Finance and Management Ltd., a wholly-owned subsidiary of DIC (the "Escrow Agent"), as escrow agent either for DIC and PEC in equal shares, or for Elron Electronic Industries Ltd. ("Elron"), as the Escrow Agent shall notify the Company. Each of the Company, DIC, PEC and the Escrow Agent are referred to in this Agreement as a "Party", and collectively as the "Parties", and DIC, PEC and the Escrow Agent are sometimes referred to as the "Purchasers".

                  Recitals:

                  A. Each of DIC, PEC and Elron is a shareholder of the Company; and

                  B. The Company wishes to issue and sell to the Purchasers, and the Purchasers agree, severally and not jointly, to purchase, additional Ordinary Shares of the Company for an aggregate purchase price of $2,000,000 (two million United States Dollars);

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the Parties agree as follows:


      1.    DEFINITIONS.

            "Articles" means the Articles of Association of the Company as currently in force and as may, from time to time, be amended.

            "Lien" means any mortgage, pledge, lien, encumbrance, charge or other security interest.

            "Ordinary Shares" means Ordinary Shares of the Company's share capital, each of NIS 0.01 par value, bearing the rights, privileges and restrictions as set forth in the Articles.

            "Representative Rate" means the representative rate of exchange of one United States Dollar into New Israeli Shekels, as last published by the Bank of Israel prior to the date

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of actual payment of or time of reference to any amount quoted herein in United
States Dollars.


      2.    SUBSCRIPTION FOR SHARES.

            2.1 SUBSCRIPTION FOR SHARES. On the terms and subject to the conditions set forth in this Agreement, each Purchaser hereby subscribes for and agrees, severally and not jointly with the other Purchasers, to purchase and accept from the Company, and the Company hereby agrees with each Purchaser, to issue, sell and deliver to such Purchaser, 87,599 (eighty-seven thousand five hundred and ninety-nine) Ordinary Shares (the "Purchased Shares"), free and clear of all Liens and other rights of third parties, subject to the provisions of this Agreement and of the Articles. The Purchased Shares shall be issued and delivered to each Purchaser within 7 (seven) days from the receipt by the Company of the Purchase Price payable by such Purchaser, in accordance with
Section 2.2 below.

            2.2 PURCHASE PRICE. The Purchase Price payable to the Company by each Purchaser shall be US$7.6104 per share, and an aggregate of US$666,667 (six hundred and sixty-six thousand six hundred and sixty-seven U.S. Dollars) for all the Purchased Shares purchased by such Purchaser (the "Purchase Price"). The Purchase Price shall be paid on May 31, 1999, in US$, or the equivalent thereof in NIS calculated according to the Representative Rate, and in the manner provided in Section 2.4 below.

      2.3   [Deleted.]

      2.4   DELIVERABLES.

            (i) Each Purchaser shall pay to the Company the Purchase Price payable thereby, in cash, by a bank transfer of immediately available funds to the Company's bank account No. 74600/44 with Bank Leumi Le'Israel B.M., Yoqneam Branch #729.

            (ii) Within 7 (seven) days from receipt by the Company of the Purchase Price from each Purchaser, the Company shall deliver to such Purchaser a duly issued and executed share certificate, representing the Purchased Shares purchased thereby, and a copy of a resolution of the Company's Board of Directors authorizing the issue and sale of such Purchased Shares as fully-paid to such Purchaser in consideration for the Purchase Price therefor.

      2.5 CONFIRMATION OF CERTAIN CONDITIONS. The Company hereby represents and warrants to each Purchaser that it has received the waiver by each shareholder of the Company (except for the Purchasers and Elron) which has preemptive rights with respect to the issuance and sale by the Company of the Purchased Shares to the Purchasers pursuant to this Agreement, waiving its rights with respect to such issuance.


      3. ANTI-DILUTION. In the event that any capital investments in the Company, other than the capital investments by the Purchasers contemplated by this


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Agreement, shall take place at any time before March 16, 2000, at price per share which is lower than the price at which the Purchased Shares are issued and sold to the Purchasers hereunder (the "Lower Price"), each Purchaser shall be entitled to receive additional Ordinary Shares in the Company in consideration for their par value of 0.01 NIS only, so that together with the Purchased Shares purchased by such Purchaser, when multiplied by the Lower Price, shall equal to the Purchase Price paid by such Purchaser.


      4.    MISCELLANEOUS.

                  4.1 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Parties and cancels any prior understandings or agreements between the Parties with respect to the subject matter hereof, written or oral, to the extent they related to the subject matter hereof.

                  4.2 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns.

                  4.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  4.4 HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  4.5 GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Israel, without giving effect to any choice or conflict of law provision or rule. Any suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in the competent courts situated in the Tel-Aviv District.

                  4.6 AMENDMENT AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to be a waiver of any other default, misrepresentation or breach of warranty or covenant hereunder.

                  4.7 EXPENSES. Each of the Parties shall bear its own costs and expenses (including legal and investment advisory fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Company shall pay the stamp duty applicable to the issue of the Purchased Shares hereunder.


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                  4.8 WAIVER OF PREEMPTIVE RIGHTS. DIC and PEC hereby waive
their rights to participate in the issue of Ordinary Shares by the Company to Mr. Jonathan Kahan for a total consideration of $35,000, at business terms substantially similar to those in this Agreement.

                  4.9 NOTICES. All notices and other communications shall be in writing and shall be given or delivered to the respective addresses detailed in Exhibit A hereto until a different address is provided by a notice as aforesaid. A notice sent by registered mail to the address of a Party shall be deemed to have been received by such party on the third business day following the date on which it was mailed, or, if delivered by hand or by fax, shall be deemed to have been received on the first business day following the time of actual receipt thereof.

                                     * * * *


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                  IN WITNESS WHEREOF, the Parties hereto have executed this
Agreement as of the date first above written.



                                         GIVEN IMAGING LTD.

                                         By:  /s/ Z. Ben-David       R. Krupik
                                              --------------------------------
                                              Name:  Z. Ben-David    R. Krupik
                                              Title: Director        Director




                                         DISCOUNT INVESTMENT CORPORATION LTD.

                                         By:  /s/ [ILLEGIBLE]
                                              --------------------------------
                                              Name:
                                              Title:




                                         PEC ISRAEL ECONOMIC CORPORATION

                                         By:  /s/ James I. Edelson
                                              --------------------------------
                                              Name:  James I. Edelson
                                              Title: Executive Vice President



                                         DIC FINANCE AND MANAGEMENT LTD.


                                         By:  /s/ [ILLEGIBLE]
                                              --------------------------------
                                              Name:
                                              Title:



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                                    EXHIBIT A

                                    ADDRESSES

GIven Imaging Ltd.:

         Building 7B
         New Industrial Park
         Yoqneam 20692
         Fax: +972-4-959-2466
         Attention: Gavriel Meron, President and CEO


Discount Investment Corporation Ltd.:

         14 Beit Hashoeva Lane
         Tel Aviv
         Fax: +972-3-5607570
         Attention: Shlomo Cohen, General Counsel


PEC Israel Economic Corporation:

         511 5th Avenue
         New York, NY 10017
         Fax: 212- 599-6281
         Attention: Frank Klein, President


DIC Finance and Management Ltd.

         14 Beit Hashoeva Lane
         Tel Aviv
         Fax: +972-3-5607570
         Attention: Shlomo Cohen, General Counsel